UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

COMMUNITY WEST BANCSHARES
(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          As previously disclosed on Community West Bancshares’ (the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 26, 2017, at the 2017 Annual Meeting of Shareholders of Community West Bancshares held on May 25, 2017 (the “Annual Meeting”), the shareholders of the Company duly approved an amendment to the Community West Bancshares 2014 Stock Option Plan (the “Amended 2014 Plan”) to increase the number of shares of common stock, no par value per share (the “Common Stock”) reserved for issuance under the Amended 2014 Plan, and the number of shares of Common Stock for which options may be granted, by 250,000 to an aggregate of 750,000. A summary of the Amended 2014 Plan is set forth under the heading “PROPOSAL 3 - AMENDMENT OF THE 2014 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 10, 2017 (as amended on April 13, 2017, the “2017 Proxy Statement”), and is incorporated herein by reference. The summary of the Amended 2014 Plan is qualified in its entirety by reference to the full text of Amended 2014 Plan, as amended and restated, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

10.1	Community West Bancshares 2014 Stock Option Plan, as amended and restated effective May 25, 2017.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2017
COMMUNITY WEST BANCSHARES

	By:	/s/Martin E. Plourd
Martin E. Plourd
President and CEO

2

EXHIBIT INDEX

Exhibit No.	Description

10.1	Community West Bancshares 2014 Stock Option Plan, as amended and restated effective May 25, 2017.

3